EXHIBIT 10.16.3
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated July 18, 2007, is made and entered into on the terms and conditions hereinafter set forth, by and between CUMBERLAND PHARMACEUTICALS, INC., a Tennessee corporation (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”).
RECITALS:
     1. The Borrower and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of April 6, 2006, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of December 31, 2006, (as the same heretofore has been or hereafter may be further amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend credit to the Borrower subject to and upon the terms and conditions set forth in the Loan Agreement.
     2. The parties hereto desire to amend the Loan Agreement in certain respects as more particularly hereinafter set forth.
     3. Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as in the Loan Agreement.
AGREEMENTS:
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment of Section 8.3. Section 8.3 (Funded Debt to EBITDA Ratio) of the Loan Agreement is hereby amended by deleting the definition of “Funded Debt” and substituting the following in lieu thereof:
“Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, capital lease obligations, promissory notes, seller notes, letters of credit, if any, and any obligations guaranteed by the Borrower, less the non-current portion of Subordinated Liabilities.
     2. Amendment of Section 8.4. Section 8.4 (Minimum Fixed Charge Coverage Ratio) of the Loan Agreement is hereby amended by deleting the entire section substituting the following in lieu thereof:
To maintain on a consolidated basis a Minimum Fixed Charge Coverage Ratio of at least 1.25:1.0 from and after the first quarter following the completion of the Successful IPO.
“Minimum Fixed Charge Coverage Ratio” means the ratio of (a) EBITDAR minus maintenance capital expenditures $50,000 per annum, minus cash income taxes, minus dividends, withdrawals and other distributions, to (b) the sum of interest expense, lease expense, rent expense and scheduled principal payments on term debt and the current portion of capitalized lease obligations.
“EBITDAR” means the sum of EBITDA plus lease expense and rent expense.

“Successful IPO” shall mean the consummation by the Borrower of an initial public offering of its common stock on terms and conditions reasonably acceptable to the Bank, if as a result thereof the Borrower shall have cash on hand free and clear of any liens and restrictions other than liens permitted by this agreement (net of cash underwriting fees and cash payments to holders of the Borrower’s Outstanding Preferred Shares and Options in connection with the conversion of these shares to common stock), in a minimum amount of $50,000,000.
     3. Amendment of Section 8.7. Section 8.7 (Capital Expenditures) of the Loan Agreement is hereby amended by deleting the first sentence and substituting the following in lieu thereof:
Not to make or incur capital expenditures (excluding capital lease obligations) in an aggregate amount in excess of $1,000,000 during any fiscal year.
     4. Amendment of Section 8.8. Section 8.8 (Lease Expenditures) of the Loan Agreement is hereby amended by deleting the entire section and substituting the following in lieu thereof:
Not to incur obligations for the operating leases of real or personal property requiring payments in an aggregate amount in excess of $1,000,000 during any fiscal year.
     5. Amendment of Section 8.16. Section 8.16 (Change of Management) of the Loan Agreement is hereby amended by deleting the entire section and substituting the following in lieu thereof:
Intentionally Omitted.
     6. Amendment of Section 8.17. Section 8.17 (Change of Ownership or Control) of the Loan Agreement is hereby amended by deleting the entire section and substituting the following in lieu thereof:
Intentionally Omitted.
     7. Amendment of Section 8.18. Section 8.18 (Additional Negative Covenants) of the Loan Agreement is hereby amended by deleting clause (b), and substituting the following in lieu thereof:
(b) Acquire or purchase a business or its assets, other than acquisitions in which,
(i) (A) (I) the business or assets relate to a product that has received all necessary approvals from the Food and Drug Administration as well as any other governmental agency regulating such product, (II) is currently available for purchase in the appropriate consumer market, (III) such acquisition shall not be financed, directly or indirectly with the proceeds of any debt for money borrowed, including, without limitation, the Facility No. 1 Commitment and (IV) after giving effect to such acquisition, the Borrower is in compliance with the financial covenants set forth in Sections 8.3 through 8.8 or (B) (I) the business or assets relate to a product that has not yet received all necessary approvals from the Food and Drug Administration or any other governmental agency regulating such product, but is in the final stages of development, as determined by Lender in its reasonable discretion, (II) following such acquisition, the Borrower shall have cash on hand free and clear of any liens and restrictions, other than liens permitted by this Agreement, in a minimum amount of $10,000,000, (III) such acquisition shall not be financed, directly or indirectly, with the proceeds of any debt for money borrowed, including, without limitation, the Facility No. 1

Commitment and (IV) after giving effect to such acquisition, the Borrower is in compliance with the financial covenants set forth in Sections 8.3 through 8.8;
(ii) the Borrower is the surviving entity in such acquisition;
(iii) any entities acquired in connection with such acquisition shall promptly execute and deliver to the Bank such supplements or amendments to the Loan Documents as the Bank deems necessary or advisable, which documents and any required opinions shall be in form and substance, satisfactory to the Bank; and
(iv) no event of default has occurred or is continuing at the time of, or immediately following (and taking into account) such acquisition.
     8. Amendment of Section 10.1. Section 10.1 (Failure to Pay) of the Loan Agreement is hereby amended by the entire section, and substituting the following in lieu thereof:
The Borrower fails to make a payment under this Agreement when due, provided, however, that such failure shall not constitute an event of default hereunder, if no other default or event of default has occurred and is continuing and such payment is received by the Bank within three (3) days of the date such payment was due.
     9. Amendment of Section 10.3. Section 10.3 (Cross-Default) of the Loan Agreement is hereby amended by deleting the entire section, and substituting the following in lieu thereof:
Any default occurs under any agreement in connection with any credit (the aggregate outstanding amount of such credit is in excess of $250,000) (i) the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has obtained from anyone else or (ii) that the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed, provided, however, in the event that such default occurs in connection with payment of sums due under the distribution agreement relating to the Borrower’s purchase of exclusive rights to distribute Kristalose® in North America, such default shall not be a cross-default so long as (i) such payment is being contested in good faith and by appropriate proceedings, for which adequate reserves in accordance with GAAP have been established on the books of such Borrower and (ii) such refusal to pay could not reasonably be expected to result in the termination of or the loss of any material rights under the distribution agreement.
     10. Amendment of Section 10. Section 10 (Default and Remedies) of the Loan Agreement is hereby amended inserting the following Section 10.15 (Change in Control) immediately following Section 10.14:
10.15. Change in Control. If any individual, entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934) shall obtain ownership or control in one or a series of transactions of more than thirty (30%) of the common stock or thirty (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower.
     11. Conditions to Effectiveness. This Amendment shall be effective only upon the satisfaction of the following conditions:
     (a) the Borrower and the Bank shall have executed and delivered a counterpart of this Amendment;

     (b) the Borrower shall have consummated the Successful IPO;
     (c) each of the representations and warranties of the Borrower contained in Section 12 shall be true and correct as of the date as of which all of the other conditions contained in this Section 11 shall have been satisfied; and
     (d) the Bank shall have received such other documents, instruments, certificates, opinions and approvals as it reasonably may have requested.
     12. Representations and Warranties of the Borrower. As an inducement to the Bank to enter into this Amendment, the Borrower hereby represents and warrants that on and as of the date hereof, and taking into account the provisions hereof, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except for representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date.
     13. Effect of Amendment; Continuing Effectiveness of Loan Agreement and Loan Documents.
     (a) Neither this Amendment nor any other indulgences that may have been granted to the Borrower by the Bank shall constitute a course of dealing or otherwise obligate the Bank to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Loan Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.
     (b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.
     (c) Except to the extent amended or modified hereby, the Loan Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects and shall be construed in accordance with the modification of the Loan Agreement effected hereby.
     14. Release and Waiver. The Borrower hereby stipulates, acknowledges and agrees that it has no claims or causes of action of any kind whatsoever against the Bank arising out of or relating in any way to any event, circumstance, action or failure to act with respect to this Amendment, the Loan Agreement, the other Loan Documents or any matters described or referred to herein or therein or otherwise related hereto or thereto. The Borrower hereby releases the Bank from any and all claims, causes of action, demands and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, that the Borrower may now or hereafter have and that arise out of or relate in any way to any event, circumstance, action or failure to act on or before the date of this Amendment with respect to this Amendment, the Loan Agreement, the other Loan Documents or any matters described or referred to herein or therein or otherwise related hereto or thereto. The release by the Borrower herein, together with the other terms and provisions of this Amendment, are entered into by the Borrower advisedly and without compulsion, coercion or duress, the Borrower having determined that this Amendment is in the economic best interests of the Borrower. The Borrower represent that they are entering into this Amendment freely and with the advice of counsel as to their legal alternatives.
     15. Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon written request of the other party, it will execute and deliver such further documents and do such further acts and things as such other party reasonably may request in order to effect the intents and purposes of this Amendment.
     16. Counterparts. This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Amendment may be executed by one or more of the parties hereto, and some different counterparts or copies executed by one or more of the other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is(are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.
     17. Miscellaneous.
     (a) This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.
     (b) The headings in this Amendment and the usage herein of defined terms are for convenience of reference only, and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.
     (c) All references herein to the preamble, the recitals or sections, paragraphs, subparagraphs, annexes or exhibits are to the preamble, recitals, sections, paragraphs, subparagraphs, annexes and exhibits of or to this Amendment unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Amendment, refer to this Amendment as a whole and not to any particular provision of this Amendment.
     (d) Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.
     (e) When used herein, (1) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (2) “include”, “includes” and “including” shall be deemed to be followed by “without limitation” regardless of whether such words or words of like import in fact follow same, and (3) unless the context clearly indicates otherwise, the disjunctive “or” shall include the conjunctive “and”.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
[Remainder of Page Intentionally Left Blank;
Signature Pages Follow]

[Signature Page to Second Amendment to Second Amended and Restated Loan Agreement
(Cumberland Pharmaceuticals, Inc.) dated July 18, 2007]

BORROWER: CUMBERLAND PHARMACEUTICALS, INC.
By:	/s/ A.J. Kazimi
	Name:	A.J. Kazimi
	Title:	Chief Executive Officer

ACKNOWLEDGED:
CUMBERLAND EMERGING TECHNOLOGIES, INC.

By:	/s/ David L. Lowrance
	Name:	David L. Lowrance
	Title:	CFO

[Signature Page to Second Amendment to Second Amended and Restated Loan Agreement
(Cumberland Pharmaceuticals, Inc.) dated July 18, 2007]

BANK: BANK OF AMERICA, N.A.
By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	Senior Vice President